Exhibit 10.3

THIRD AMENDMENT TO AGREEMENT OF SALE

THIS THIRD AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is dated as of July 7, 2014 by and between TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (“Seller”), and MONTY TWO EAST 86TH STREET ASSOCIATES LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Agreement of Sale dated as of December 23, 2013 (the “Original Agreement of Sale”), as amended by that certain First Amendment to Agreement of Sale dated as of March 26, 2014 (the “First Amendment”) and as further amended by that certain Second Amendment to Agreement of Sale dated as of April 11, 2014 (the “Second Amendment”; the Original Agreement of Sale, as amended by the First Amendment and the Second Amendment, collectively, the “Agreement of Sale”), between Seller and Purchaser, Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the real property and improvements thereon located at 151-155 East 86th Street, New York, New York, and Seller’s right, title and interest in and to certain other property comprising the Property (as such term is defined in the Agreement of Sale), all as more particularly described in the Agreement of Sale;

WHEREAS, pursuant to the First Amendment, Purchaser and Seller extended the Closing Date from 10:00 am (Eastern Daylight Time) on March 31, 2014 to 10:00 am (Eastern Daylight Time) on April 11, 2014 and made certain other modifications to the Agreement of Sale;

WHEREAS, pursuant to the Second Amendment, Purchaser and Seller further extended the Closing Date from 10:00 am (Eastern Daylight Time) on April 11, 2014 to 10:00 am (Eastern Daylight Time) on July 14, 2014 and made certain other modifications to the Agreement of Sale; and

WHEREAS, Purchaser and Seller desire to further extend the Closing Date and make certain other modifications to the Agreement of Sale, all in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement of Sale as follows:

1. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement of Sale.

2. Extension of Closing Date. Subject to the terms and conditions set forth in Paragraph 3 below, the Closing Date is hereby extended from 10:00 am (Eastern Daylight Time) on July 14, 2014 to 10:00 am (Eastern Daylight Time) on September 11, 2014, TIME BEING OF THE ESSENCE.

3. Additional Deposit. In consideration of Seller’s agreement to extend the Closing Date pursuant to Paragraph 2 above:

(a) On or before July 7, 2014, Purchaser shall deposit in escrow with Escrow Agent the additional sum of Ten Million and 00/100 ($10,000,000.00) Dollars (such sum, together with all interest earned thereon, the “Second Additional Deposit”), which shall be maintained by Escrow Agent in an interest bearing account pursuant to the provisions of Paragraph 19 of the Agreement of Sale.

(b) From and after the date hereof: (i) all references in the Agreement of Sale to the “Closing Date” shall be deemed to refer to 10:00 am (Eastern Daylight Time) on September 11, 2014; and (ii) all references in the Agreement of Sale to the “Deposit” shall be deemed to include the Deposit (as such term is defined in the Original Agreement of Sale), the Additional Deposit (as such term is defined in the Second Amendment) and the Second Additional Deposit, subject to payment of same by Purchaser (it being understood and agreed that, upon the delivery by Purchaser of the Second Additional Deposit pursuant to Paragraph 3(a) above, the aggregate amount of the “Deposit” made by Purchaser under the Agreement of Sale will be $20,000,000.00).

(c) Simultaneously with the execution of this Amendment, Escrow Agent shall release from escrow and disburse to Seller an additional portion of the Deposit in the sum of Five Million and 00/100 ($5,000,000.00) Dollars (“Third Released Amount”) (it being understood and agreed that: (i) upon the release by Escrow Agent of the Third Released Amount pursuant to this Paragraph 3(c), the aggregate amount of the Deposit released to Seller under the Agreement of Sale will be Ten Million and 00/100 ($10,000,000.00) Dollars; and (ii) the Initial Released Amount (as such term is defined in the Second Amendment), the Additional Released Amount (as such term is defined in the Second Amendment) and the Third Released Amount constitute a portion of the Deposit made under the Agreement of Sale, as modified hereby, and shall be credited against the Purchase Price at Closing). If the Agreement of Sale is terminated by reason of Seller’s default thereunder, then the Initial Released Amount, the Additional Released Amount and the Third Released Amount shall, promptly upon such termination, be refunded by Seller to Purchaser or such other party as Purchaser may designate in writing.

4. Purchase Price. In consideration of Seller’s agreement (as set forth in Paragraph 5 below) to change the Early Termination Date (as such term is defined in the Initial Lease) from (x) any date which occurs after the expiration of the second (2nd) Lease Year (as such term is defined in the Initial Lease) to (y) any date which occurs after the expiration of the eighteenth (18th) month anniversary of the Commencement Date (as such term is defined in the Initial Lease), effective as of the date of this Amendment, the purchase price for the Property shall hereby be increased from Eighty-Two Million and 00/100 ($82,000,000.00) Dollars to Eighty- Five Million Five Hundred Thousand and 00/100 ($85,500,000.00) Dollars. From and after the date of this Amendment, all references in the Agreement of Sale to the “Purchase Price” shall be deemed to refer to the sum of Eighty-Five Million Five Hundred Thousand and 00/100 ($85,500,000.00) Dollars.

5. Initial Lease. In consideration of the increased Purchase Price set forth in Paragraph 4 above, if Purchaser, as landlord under the Initial Lease, terminates the Initial Lease pursuant to the terms and conditions set forth in Article 34 thereof, such termination shall be effective as of any date which occurs after the expiration of the eighteenth (18th) month anniversary of the Commencement Date (as such term is defined in the Initial Lease) by giving Club Tenant at least one hundred twenty (120) days’ prior notice of such termination. Seller and Purchaser agree that Article 34 in the form of Initial Lease to be executed by the parties at the Closing shall be revised in accordance with the provisions of this Paragraph 5. In addition, Seller and Purchaser agree to modify the Initial Lease and New Club Lease (as such term is defined in the Initial Lease) as follows: (i) Section 34.4 of the Initial Lease shall be revised by deleting “2,040 days” and substituting in its place and stead “1,860 days”; provided, however, that such one thousand eight hundred sixty (1,860) day period shall be increased by one (1) day for each day after the eighteenth (18th) month anniversary of the Commencement Date until the Early Termination Date occurs, provided further that such one thousand eight hundred sixty (1,860) day period shall not be increased to an amount greater than two thousand forty (2,040) days; (ii) Section 34.6 of the Initial Lease shall be revised by deleting “one hundred eighty (180) days” and substituting in its place and stead “one hundred twenty (120) days”; and (iii) Section 2.6 of the New Club Lease shall be revised by deleting “two thousand forty (2,040) days” and substituting in its place and stead “one thousand eight hundred sixty (1,860) days”; provided, however, that such one thousand eight hundred sixty (1,860) day period shall be increased by one (1) day for each day after the eighteenth (18th) month anniversary of the Commencement Date under the Initial Lease until the Early Termination Date under the Initial Lease occurs, provided further that such one thousand eight hundred sixty (1,860) day period shall not be increased to an amount greater than two thousand forty (2,040) days.”

6. Miscellaneous.

(a) As modified herein, all of the terms and provisions of the Agreement of Sale remain in full force and effect, and, as modified hereby, all of the terms and provisions of the Agreement of Sale are hereby ratified and confirmed in all respects. In the event of any inconsistencies or conflicts between the terms and provisions of this Amendment and the terms and provisions of the Agreement of Sale as originally executed, the terms and provisions of this Amendment shall govern.

(b) This Amendment and the rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c) The Agreement of Sale, as amended hereby, contains the entire understanding of Purchaser and Seller with respect to the matters addressed herein, merging and superseding all prior oral and written communications.

(d) This Amendment cannot be changed in any manner except by a written agreement executed by Purchaser and Seller.

(e) This Amendment may be executed in any one or more counterparts, delivery of which may be by facsimile transmission or electronic mail, each of which shall be an original and all of which when taken together shall constitute one and the same instrument. A facsimile or scanned, emailed image shall have the same legal effect as an original signature.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SELLER:

TOWN SPORTS INTERNATIONAL, LLC

By:	/S/ DAVID KASTIN
	Name:	DAVID KASTIN
	Title:	SVP

PURCHASER:

MONTY TWO EAST 86TH STREET ASSOCIATES LLC

By:	/s/ Roy Stillman
	Name:	Roy Stillman
	Title:	Member

The undersigned has executed this Amendment solely to confirm its agreement to: (a) hold the Deposit in escrow in accordance with the provisions of the Agreement of Sale, as amended by this Amendment; and (b) comply with the provisions of the Agreement of Sale, as amended by this Amendment, applicable to the Deposit and Escrow Agent.

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/S/ LAWRENCE M. HOLMES
	Name:	LAWRENCE M. HOLMES
	Title:	VP & SR. COUNSEL

[Signature Page to Third Amendment to Agreement of Sale]